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                                                                       EXHIBIT 1

                     ARTICLES OF AMENDMENT AND RESTATEMENT
                                       OF
                     STATE BOND CASH MANAGEMENT FUND, INC.


     State Bond Cash Management Fund, Inc., a Maryland corporation, having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Articles of Incorporation of the Corporation are amended and restated in their entirety to read as follows:


                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                          STATE BOND MONEY FUNDS, INC.


                                   ARTICLE I
                                     NAME

     The name of the corporation (hereinafter referred to as the "Corporation") is "State Bond Money Funds, Inc."

                                   ARTICLE II
                              PURPOSES AND POWERS

     The purposes for which the Corporation is formed are to act as an open-end management investment company registered as such with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940 (as amended, and together with the rules and regulations promulgated thereunder, the "1940 Act"), and to exercise and generally to enjoy all of the powers, rights, and privileges granted to, or conferred upon, corporations by the General Laws of the State of Maryland now or hereafter in force.

                                  ARTICLE III
                      PRINCIPAL OFFICE AND RESIDENT AGENT

     The address of the principal office of the corporation in the State of Maryland is:

                          State Bond Money Funds, Inc.
                     c/o The Corporation Trust Incorporated
                                32 South Street
                           Baltimore, Maryland 21202

     The name and address of the resident agent of the Corporation in the State of Maryland is:

                       The Corporation Trust Incorporated
                                32 South Street
                           Baltimore, Maryland 21202

     The resident agent is a corporation organized under the laws
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of the State of Maryland.
                                   ARTICLE IV
                                 CAPITAL STOCK

     Section 1. (a) The total number of shares of capital stock that the Corporation has authority to issue is 20,000,000,000 shares of common stock (individually, a "Share" and, collectively, the "Shares"), of the par value of $.00001 per Share and of the aggregate par value of $200,000. Unless otherwise prohibited by law, so long as the Corporation is registered as an open-end investment company under the 1940 Act, the Board of Directors shall have the power and authority, without the approval of the holders of any outstanding Shares, to increase or decrease the number of shares of capital stock or the number of shares of capital stock of any class or series that the Corporation has authority to issue.

     (b) Of the total authorized Shares, 2,000,000,000 Shares shall constitute the class designated as "Class A Common Shares," and the remaining 18,000,000,000 authorized Shares shall initially be unclassified Shares. Any class of the Shares, including the Class A Common Shares and each class hereafter created by the Board of Directors, shall be referred to herein individually as a "Class" and collectively as "Classes." The Board of Directors of the Corporation may further classify or reclassify any unissued Shares into a Class or Series thereof (whether or not such Shares have been previously classified or reclassified into a Class or a Series thereof) from time to time by setting or changing the preferences, conversion, or other rights, voting powers, designations, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such unissued Shares. Each currently issued and outstanding share of the Corporation's common stock is hereby automatically classified and designated as a Class A Common Share of the Corporation. The name of each Class of Shares shall be as provided in the Bylaws of the Corporation. The name ascribed to a Class of Shares shall be subject to amendment by the Corporation's Board of Directors without approval by the shareholders of such Class.

     (c) The Shares of each Class may be further classified by the Board of Directors into one or more series (individually a "Series" and collectively, together with any other series within any Class, the "Series") with such relative rights and preferences as shall be contained in Articles Supplementary filed with the State Department of Assessments and Taxation of the State of Maryland. All Series of a particular Class of the Corporation shall represent the same interest in the Corporation and have identical voting, dividend, liquidation, and other rights of any other Shares of such Class, except that the shares of each Series within a Class may be subject to such charges and expenses (including by way of example, but not by way of limitation, such front-end and deferred sales charges as may be permitted in the 1940 Act and rules of the National Association of Securities Dealers, Inc. ("NASD"), expenses under Rule 12b-1 plans, administration plans, service plans, or other plans or arrangements, however designated) adopted from time to time by the Board of Directors of the Corporation in accordance, to the extent applicable, with the 1940 Act, which charges and expenses may differ from those applicable to another Series within

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such Class, and all of the charges and expenses to which a Series is subject shall be borne by such Series and shall be appropriately reflected (in the manner determined by the Board of Directors) in determining the net asset value and the amounts payable with respect to dividends and distributions on and redemptions or liquidations of, the Shares of such Series.

     (d) A description of the relative preferences, conversion, and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of all Classes of Shares is as follows, unless otherwise set forth in Articles Supplementary filed with the State Department of Assessments and Taxation of the State of Maryland describing any further Class or Classes from time to time created by the Board of Directors of the Corporation:

          (i) Assets Belonging to a Class. All consideration received by the Corporation for the issue or sale of Shares of a particular Class, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds received from the sale, exchange, or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Class for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Corporation. Such consideration, assets, income, earnings, profits, and proceeds, including any proceeds derived from the sale, exchange, or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, together with any General Assets (as hereinafter defined) allocated to that Class as provided in the following sentence, are herein referred to as "assets belonging to" that Class. In the event that there are any assets, income, earnings, profits, or proceeds thereof, funds or payments which are not readily identifiable as belonging to any particular Class (collectively, "General Assets"), the Board of Directors shall allocate such General Assets to and among any one or more of the Classes created from time to time in the manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable; and any General Assets so allocated to a particular Class shall belong to that Class. Each such allocation by the Board of Directors shall be conclusive and binding upon the stockholders of all Classes for all purposes.

          (ii) Liabilities Belonging to a Class. The assets belonging to each particular Class shall be charged with the liabilities of the Corporation in respect of that Class and with all expenses, costs, charges, and reserves attributable to that Class, and such charges shall be so recorded upon the books of account of the Corporation. Such liabilities, expenses, costs, charges and reserves, together with any General Liabilities (as hereinafter defined) allocated to that Class as provided in the following sentence, so charged to that class are herein referred to as "liabilities belonging to" that Class. In the event there are any general

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liabilities, expenses, costs, charges, or reserves of the Corporation which are not readily identifiable as belonging to any particular Class (collectively, "General Liabilities"), the Board of Directors shall allocate and charge such General Liabilities to and among any one or more of the Classes created from time to time in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable; and any General Liabilities so allocated and charged to a particular Class shall belong to that Class. Each such allocation by the Board of Directors shall be conclusive and binding upon the stockholders of all Classes for all purposes.

     (iii) Dividends and Distributions. Dividends and distributions on Shares of a particular Class may be paid to the holders of Shares of that Class at such times, in such manner and from such of the income and capital gains, accrued or realized, from the assets belonging to that Class, after providing for actual and accrued liabilities belonging to that Class, as the Board of Directors may determine.

     (iv) Liquidation. In the event of the liquidation or dissolution of the Corporation, the stockholders of each Class that has been created shall be entitled to receive, as a Class, when and as declared by the Board of Directors, the excess of the assets belonging to that Class over the liabilities belonging to that Class. The assets so distributable to the stockholders of any particular Class shall be distributed among the stockholders in proportion to the number of Shares of that Class held by them and recorded on the books of the Corporation.

     (v) Voting. On each matter submitted to a vote of the stockholders, each holder of a Share shall be entitled to one vote for each such Share standing in his name on the books of the Corporation, irrespective of the Class thereof, and all Shares of all Classes shall vote as a single class ("Single Class Voting"); provided, however, that (A) as to any matter with respect to which a separate vote of any Class is required by the 1940 Act or would be required under the General Corporation Law of the State of Maryland, such requirements as to a separate vote by that Class shall apply in lieu of Single Class Voting as described above; (B) in the event that the separate vote requirements referred to in (A) above apply with respect to one or more Classes, then, subject to (C) below, the Shares of all other Classes shall vote as a single class; (C) as to any matter which does not affect the interest of a particular Class, only the holders of Shares of the one or more affected Classes shall be entitled to vote; and (D) as to any matter which affects only a particular Series, only the holders of the Shares of the affected Series shall be entitled to vote and, if permitted by the 1940 Act and any other applicable law, the Series of more than one Class may vote together as a single class on any such matter which shall have the same effect on each Series.

     (vi) Equality.  All Shares of each particular Class shall

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     represent an equal proportionate interest in the assets belonging to that
     Class (subject to the liabilities belonging to that Class), and each Share of any particular Class shall be equal to each other Share of that Class; but the provisions of this sentence shall not restrict any distributions permissible pursuant to subsection (iii) of this Section 1(d) of this
     Article IV or otherwise under these Articles of Incorporation that may exist with respect to stockholder elections to receive dividends or distributions in cash or Shares of the same Class or that may otherwise exist with respect to dividends and distributions on Shares of the same Class.

     (e) The Corporation shall not be obligated to issue certificates representing shares of any Class or Series of capital stock. At the time of issue or transfer of Shares without certificates, the Corporation shall provide the stockholder with such information as may be required under the Maryland General Corporation Law.

     Section 2. Subject to compliance with the requirements of the 1940 Act, the Board of Directors shall have the authority to provide that Shares of any Series shall be convertible (automatically, optionally, or otherwise) into Shares of one or more other Series in accordance with such requirements and procedures as may be established by the Board of Directors.

     Section 3. The presence in person or by proxy of the holders of record of one-third of the Shares of all Classes issued and outstanding and entitled to vote thereat shall constitute a quorum for the transaction of any business at all meetings of the stockholders except as otherwise provided by law or in these Articles of Incorporation and except that where the holders of Shares of any Class or Series thereof are entitled to a separate vote as a Class or Series (for purposes of this Section 3, such Series or Class, being referred to as a "Separate Class") or where the holders of Shares of two or more (but not all) Classes or Series thereof are required to vote as a single Class or Series for purposes of this Section 3 (such Series or Classes being referred to as a "Combined Class"), the presence in person or by proxy of the holders of one-third of the Shares of that Separate Class or Combined Class, as the case may be, issued and outstanding and entitled to vote thereat shall constitute a quorum for such vote. If, however, a quorum with respect to all Classes, a Separate Class or a Combined Class, as the case may be, shall not be present or represented at any meeting of stockholders, the holders of a majority of the Shares of all Classes, such Separate Class or such Combined Class, as the case may be, present in person or by proxy and entitled to vote shall have power to adjourn the meeting from time to time (to a date or dates not more than 120 days after the original record date) as to all Classes, such Separate Class or such Combined Class, as the case may be, without notice other than announcement at the meeting, until the requisite number of Shares entitled to vote at such meeting shall be present. At such adjourned meeting at which the requisite number of Shares entitled to vote thereat shall be represented any business may be transacted which might have been transacted at the meeting as originally

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notified.  The absence from any meeting of stockholders of the number of Shares in excess of one-third of the Shares of all Classes or of the affected Class or Classes or Series thereof, as the case may be, which may be required by the laws of the State of Maryland, the 1940 Act, any other applicable law or these Articles of Incorporation, for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present thereat, in person or by proxy, holders of the number of Shares required for action in respect of such other matter or matters. Notwithstanding any provision of law requiring any action to be taken or authorized by the holders of a greater proportion than a majority of the Shares of all Classes or of the Shares of a particular Class or Classes, as the case may be, entitled to vote thereon, such action shall be valid and effective if taken or authorized by the affirmative vote of the holders of a majority of the Shares of all Classes or of such Class or Classes, as the case may be, outstanding and entitled to vote thereon.

     Section 4. All Shares now or hereafter authorized shall be subject to redemption and redeemable at the option of the stockholder, in the sense used in the General Corporation Law of the State of Maryland. Each holder of a Share of any Class (or Series thereof), upon request to the Corporation accompanied by surrender of the appropriate stock certificate or certificates, if any, in proper form for transfer, shall be entitled to require the Corporation to redeem all or any part of the Shares of that Class (or Series thereof) standing in the name of such holder on the books of the Corporation at a redemption price per Share based on the net asset value per Share of that Class (or Series thereof) determined in accordance with Section 4 of Article VI hereof. Nothing herein shall prohibit the Corporation from imposing, at the time of the redemption of Shares of any Class or Series thereof, a fee or sales charge provided that such fee or sales charge has been duly adopted by the Board of Directors and is permitted under the applicable provisions of the 1940 Act and applicable rules of the NASD.

     Section 5. Notwithstanding Section 4, the Board of Directors of the Corporation may suspend the right of the holders of Shares to require the Corporation to redeem such Shares or may suspend any voluntary purchase of such
Shares:

          (a) for any period (i) during which the New York Stock Exchange is closed other than customary weekend and holiday closings, or (ii) during which trading on the New York Stock Exchange is restricted as determined by the Securities and Exchange Commission or any successor thereto;

          (b) for any period during which an emergency, as determined by the Securities and Exchange Commission or any successor thereto, exists as a result of which (i) disposal by the Corporation of securities owned by it is not reasonably practicable, or (ii) it is not reasonably practicable for the Corporation fairly to determine the value of its net assets; or

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          (c) for such other periods as the Securities and Exchange Commission or any successor thereto may by order permit for the protection of stockholders of the Corporation.

     Section 6. All Shares now or hereafter authorized shall be subject to redemption and redeemable at the option of the Corporation. The Board of Directors may by resolution from time to time authorize the Corporation to require the redemption of all or any part of the outstanding Shares of any Class (or Series thereof) upon the sending of written notice thereof to each stockholder any of whose Shares of that Class (or Series thereof) are so redeemed and upon such terms and conditions as the Board of Directors shall deem advisable, out of funds legally available therefor, at a redemption price per Share based on the net asset value per Share of that Class (or Series thereof) determined in accordance with Section 4 of Article VI hereof and to take all other steps deemed necessary or advisable in connection therewith. The Corporation shall have the right to require the redemption of all Shares owned or held by any one stockholder and having an aggregate net asset value, as determined at any time in accordance with Article VI hereof, of less than $500.00; provided that the Corporation shall give any such stockholder at least 30 days' notice of the effective date of such redemption; and provided further that, if prior to the effective date of such redemption, the aggregate net asset value of the Shares owned or held by such stockholder shall increase to $500.00 or more, the redemption shall be automatically cancelled.

     Section 7. The Board of Directors may by resolution from time to time authorize the repurchase by the Corporation, either directly or through an agent, of Shares of any Class upon such terms and conditions and for such consideration as the Board of Directors shall deem advisable, out of funds legally available therefor, at prices per Share not in excess of the net asset value per Share of that Class determined in accordance with Section 4 of Article VI hereof and to take all other steps deemed necessary or advisable in connection therewith.

     Section 8. Except as otherwise permitted by the 1940 Act, payment of the redemption or repurchase price of Shares surrendered to the Corporation for redemption pursuant to the provisions of Section 4 or 6 of this Article IV or for repurchase by the Corporation pursuant to the provisions of Section 7 of this Article IV shall be made by the Corporation within seven days after surrender of such Shares to the Corporation for such purpose. Any such payment may be made in whole or in part in portfolio securities or in cash, as the Board of Directors shall deem advisable, and no stockholder shall have the right, other than as determined by the Board of Directors, to have his Shares redeemed or repurchased in portfolio securities.

     Section 9. No holder of Shares shall, as such holder, have any preemptive right to purchase or subscribe for any part of any new or additional issue of stock of any Class, or of rights or options to purchase any stock, or of securities convertible into, or carrying rights or options to purchase, stock of any Class, whether now or hereafter authorized or whether issued for money, for a consideration other than money or by way of a dividend or

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otherwise, and all such rights are hereby waived by each holder of capital stock of any other Class of stock or securities of the Corporation that may hereafter be created.

     Section 10. All persons who shall acquire any of the Shares shall acquire the same subject to the provisions of these Articles of Incorporation.

                                   ARTICLE V
                                   DIRECTORS

     Section 1. The Board of Directors shall consist of three or more members. The Bylaws of the Corporation, however, may fix the number of directors at a number larger than three and may authorize the Board of Directors to increase or decrease the number of directors within a limit specified by the Bylaws, and to fill the vacancies created by any such increase in the number of directors. Unless otherwise provided by the Bylaws of the Corporation, the directors of the Corporation need not be stockholders.

     Section 2. The Bylaws of the Corporation may divide the Directors of the Corporation into classes and prescribe the tenure of office of the several classes.

     Section 3. Stockholders of the Corporation may remove a Director by the affirmative vote of a majority of the Corporation's outstanding Shares.

     Section 4.  Currently there are nine directors of the Corporation, who are:
Robert H. Baker, Richard M. Evjen, William B. Faulkner, Patrick M. Finley, Alden
M. Hansen, Chris E. Mahai, Keith O. Martens, Kennon V. Rothchild, and Roman G. Schmid.

                                   ARTICLE VI
                  MANAGEMENT OF THE AFFAIRS OF THE CORPORATION

     Section 1. The Board of Directors shall have the general management and control of the business and property of the Corporation, and may exercise all the powers of the Corporation, except such as are by statute or by these Articles of Incorporation or by the Bylaws conferred upon or reserved to the stockholders. The Corporation may in its Bylaws confer powers on the Board of Directors in addition to the powers expressly conferred by statute.

     Section 2. The Board of Directors shall have the power to adopt, alter, or repeal the Bylaws of the Corporation except to the extent that the Bylaws otherwise provide.

     Section 3. The Board of Directors shall have the power from time to time to determine whether and to what extent, at what times and places, and under what conditions and regulations, the accounts and books of the Corporation or any of them shall be open to the inspection of stockholders, and no stockholder shall have any right to inspect any account, book or document of the Corporation except to the extent required by statute or permitted by the Bylaws.

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     Section 4.  The Board of Directors shall have the power to determine, as provided in these Articles of Incorporation, or if provision is not made herein, in accordance with generally accepted accounting principles, what constitutes net income, total assets, and the net asset value of the Shares of each Class of the Corporation, and of the Shares of each Series of such Class. Any such determination made in good faith shall be final and conclusive, and shall be binding upon the Corporation, and all holders of shares of each Series of each Class (past, present, and future), and Shares of each Class are issued and sold on the condition and undertaking, evidenced by acceptance of certificates for such Shares by, or confirmation of such Shares being held for the account of, any stockholder, that any and all such determinations shall be binding as aforesaid. Nothing in this Section 4 shall be construed to protect any director or officer of the Corporation against any liability to the Corporation or its stockholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

                                  ARTICLE VII
                           INDEMNIFICATION; LIABILITY

     Section 1. The Corporation shall indemnify (i) its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law, and (ii) other employees and agents to such extent as shall be authorized by the Board of Directors or the Bylaws and as permitted by law. Nothing contained herein shall be construed to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. The foregoing rights of indemnifcation shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve, and amend from time to time such bylaws, resolutions, or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right of indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

     Section 2. To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, and the 1940 Act, no director or officer of the Corporation shall be personally liable to the Corporation or its security holders for money damages; provided, however, that nothing herein shall be construed to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful

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misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the limitation of liability provided to directors and officers hereunder with respect to any acts or omissions occuring prior such amendment or repeal.

                                  ARTICLE VIII
                              PERPETUAL EXISTENCE

     The duration of the Corporation shall be perpetual.

                                   ARTICLE IX
                                   AMENDMENTS

     The Corporation reserves the right from time to time to make any amendments of its charter which may now or hereafter be authorized by law, including any amendments changing the terms or contract rights, as expressly set forth in its charter, of any of its outstanding stock by classification, reclassification, or otherwise.

                           _________________________

     The terms "Articles of Incorporation" as used herein and in the Bylaws of the Corporation shall be deemed to mean these Articles of Incorporation as from time to time amended, restated, or supplemented.

                           _________________________

     SECOND:

     (a) As of immediately before the amendment, the total number of shares of stock of all classes which the Corporation has authority to issue is 20,000,000,000 shares, all of which are shares of common stock (par value $.001 per share).

     (b) As amended, the total number of shares of stock of all classes which the Corporation has authority to issue is 20,000,000,000 shares, all of which are shares of common stock (par value $.00001 per share).

     (c) The aggregate par value of all shares having a par value is $20,000,000 before the amendment and $200,000 as amended.

     (d) Because the amendment effects a change in the par value of each authorized share of the Corporation's common stock from $.001 per share to $.00001 per share, the Corporation's charter is hereby amended by changing and reclassifying each of the shares of the Corporation's common stock (par value $.001 per share) into one share of common stock (par value $.00001 per share), and by transferring from the common stock account of the Corporation to the capital in excess of par value account $.00099 for each share of common stock which is issued and outstanding at the effective time of this amendment.

     THIRD:

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     The foregoing Articles of Amendment and Restatement have been advised by the Board of Directors and approved by the stockholders of the Corporation.

     IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on March 19, 1993.



                                       STATE BOND MONEY FUNDS, INC.


WITNESS:                         By:    /s/Roman G. Schmid
                                       ----------------------------
                                       Roman G. Schmid, President


 /s/Helen M. Wischstadt
------------------------------
Helen M. Wischstadt, Secretary


     THE UNDERSIGNED, President of the Corporation, who executed on behalf of the Corporation the foregoing Articles of Amendment and Restatement of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment and Restatement to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                        /s/Roman G. Schmid
                                       --------------------------
                                       Roman G. Schmid, President


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